THIRD LAKE PARTNERS, LLC

Code of Ethics

May 2026

TABLE OF CONTENTS

I.	INTRODUCTION	1
II.	STATEMENT OF POLICIES	2
III.	POLICIES AND PROCEDURES	3
IV.	APPLICABILITY OF CODE OF ETHICS	3
V.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES	4
VI.	REPORTING REQUIREMENTS	6
VII.	EXCEPTIONS FROM REPORTING REQUIREMENTS/ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS	8
VIII.	GIFTS, ENTERTAINMENT AND CONTRIBUTIONS	8
IX.	OUTSIDE BUSINESS ACTIVITIES	10
X.	POLTICIAL CONTRIBUTIONS POLICY	11
XI.	ELECTRONIC COMMUNICATIONS AND SOCIAL NETWORKING	13
XII.	WHISTLEBLOWER AND ANTI-RETALIATION POLICY	14
XIII.	OVERSIGHT OF CODE OF ETHICS	15
XIV.	CONFIDENTIALITY	16
XV.	DISTRIBUTION AND ACKNOWLEDGMENT	16
	PRE-CLEARANCE FORM FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF ACCESS PERSONS	18
	PERSONAL HOLDINGS REPORT FOR ACCESS PERSONS	21
	SAMPLE BROKER LETTER	22
	NOTIFICATION OF BENEFITS/GIFTS AND ENTERTAINMENT GIVEN OR RECEIVED IN EXCESS OF $250 AND	23
	PREAPPROVAL OF BENEFITS/GIFTS AND ENTERTAINMENT GIVEN OR RECEIVED IN EXCESS OF $1,000	23
	DISCLOSURE AND PRE-APPROVAL OF POLITICAL CONTRIBUTIONS	24
	OUTSIDE BUSINESS ACTIVITY PRE-CLEARANCE	25
	ANNUAL OUTSIDE BUSINESS ACTIVITY DISCLOSURE	28
	ADDITIONAL COMPLIANCE POLICY – OUTSIDE POSITIONS	30

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I.	INTRODUCTION

This Code of Ethics (the “Code”) establishes rules of conduct for all Third Lake Partners, LLC (“Third Lake” or the “Firm”) employees, executive officers, consultants, and vendors (as deemed applicable by the Chief Compliance Officer), and all other persons who are subject to Third Lake’s supervision and control. Rule 204A-1 of the Advisers Act requires every registered investment adviser to establish, maintain, and enforce a code of ethics that at a minimum addresses personal trading by its Access Persons. Similarly, because the Firm advises an investment company registered under the Investment Company Act of 1940, as amended ( the “1940 Act”) requires every investment adviser to an investment company adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons (as defined by Rule 204A – 1(e)(1) of the Investment Advisers Act of 1940, as amended and Rule 17j-1(a)(a) of the 1940 Act) from engaging in conduct prohibited by the Rule. An investment adviser’s code of ethics must be approved by the investment company’s board of directors before the investment adviser is initially retained and no later than six months after a material change to the code.

This Code should be read in conjunction with the current Compliance Manual for Third Lake. Any terms that are not predefined here have the meaning ascribed to them in the Firm’s current version of the Compliance Manual, as amended from time to time.

“Access Person” in this Code means: any Supervised Person or other person who: (i) has access to nonpublic information regarding any Advisory Client’s purchase or sale of securities, or nonpublic information regarding the holdings of any Advisory Client; or (ii) is involved in making securities recommendations to Advisory Clients or has access to such recommendations that are nonpublic.

“Advisory Client” in this Code means the separately managed accounts, private investment funds, and an investment company advised by the Firm.

“Supervised Person” in this Code means: (i) any partner, officer, director (or other person occupying a similar status or performing similar functions); or (ii) any employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

“Employee” in this Code means any person employed by Third Lake.

High ethical standards are essential for the success of Third Lake and to maintain the confidence of its Advisory Clients. The objective of this Code is to subject all business dealings and securities transactions undertaken by Access Persons, whether for clients or for personal purposes, to the highest ethical standards. Third Lake expects its personnel to premise their conduct on fundamental principles of openness, integrity, honesty, and trust. The Firm is of the view that its long-term business interests are best served by adherence to the principle that Advisory Clients’ interests come first.

The provisions of the Code are not all-inclusive. Rather, they are intended as a guide for Access Persons of Third Lake in their conduct. Access Persons are urged to seek the advice of the Chief Compliance Officer for any questions about the Code, the application of the Code to their individual circumstances, and particularly in any situation where any Access Person may be uncertain as to the intent or purpose of the Code. Access Persons should also understand that a

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material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment and/or association with Third Lake.

II.	STATEMENT OF POLICIES

A.                  Confidentiality

Employees are expected to honor the confidential nature of firm, Advisory Client, and investor affairs. Information designated as confidential shall not be communicated outside Third Lake, other than to advisors consulted on a confidential basis and shall only be communicated within the Firm on a “need to know” basis. Employees must avoid making unnecessary disclosure of any material nonpublic information about issuers of securities or internal information concerning Third Lake and its business relationships and must use such information in a prudent and proper manner in the best interests of Third Lake and its clients. The Firm has adopted a separate Privacy Policy, with which all employees are expected to be familiar. Additionally, each employee signs a confidentiality agreement prior to starting employment with the Firm that includes obligations that continue during and after employment with the Firm.

B.                  Level of Care

Employees are expected to represent the interests of Third Lake, its Advisory Clients and investors in an ethical manner and to exercise due skill, care, prudence, and diligence in all business dealings, including, but not limited to, compliance with all applicable federal securities and other applicable laws and regulations and to avoid illegal activities and other conduct specifically prohibited to its Employees. Accordingly, Employees are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by an Advisory Client: (a) to defraud or mislead an Advisory Client or Investor; (b) to engage in any act, practice or course of conduct that operates or could operate as a fraud or deceit upon an Advisory Client or Investor; or (c) to engage in any manipulative practice with respect to an Advisory Client or investor or securities (such as price manipulation). Third Lake places a high value on ethical conduct and challenges its Employees to live up to its ethical ideal, not merely obey the letter of the law.

C.                  Fiduciary Duties

Third Lake and its affiliates are fiduciaries with respect to its Advisory Clients. As such, all personnel have the following fiduciary duties:

1.	At all times, to place the interests of Advisory Clients before their own and not to take inappropriate advantage of their positions, and
2.	To conduct themselves in a manner that will avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility. Conflicts of interest can arise in many ways. Conflicts of interest may arise where the Firm or its Employees have reason to favor the interests of one Advisory Client over another Advisory Client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not compensated as such, accounts in which Employees have made material personal investments, accounts of close friends, or relatives of supervised persons).
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Favoritism of one Advisory Client or investor over another that would constitute a breach of fiduciary duty is strictly prohibited.

III.	POLICIES AND PROCEDURES

In recognition of the Firm’s fiduciary obligations to its Advisory Clients and desire to maintain its high ethical standards, Third Lake has adopted the personal trading restrictions and requirements described below to: (i) prevent improper personal trading by Access Persons; (ii) prevent improper use of material, non-public information about securities recommendations made by the Firm or securities holdings of Advisory Clients; (iii) identify conflicts of interest; and (iv) provide a means to resolve any actual or potential conflict in favor of the Advisory Client.

The Firm’s goal is to allow its employees, or Access Persons, to engage in personal securities transactions while protecting its Advisory Clients, Third Lake, and its Access Persons from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interests. While it is impossible to define all situations that might pose such a risk, this Code is designed to address those circumstances where such risks are likely to arise.

Adherence to the Code and the related restrictions on personal investing is considered a basic condition of employment for Employees and Access Persons (as applicable). If there is any doubt as to the propriety of any activity, employees should consult with the Chief Compliance Officer or his designee, who is charged with the administration of this Code, has general compliance responsibility for Third Lake and may offer guidance on securities laws and acceptable practices, as they may change from time to time. The Chief Compliance Officer may rely upon the advice of outside legal counsel or third-party compliance consultants, as deemed necessary.

IV.	APPLICABILITY OF CODE OF ETHICS
A.	Personal Accounts of Access Persons

This Code applies to all accounts (“Personal Accounts”) in which an Access Person has any beneficial ownership in securities in that account. Beneficial ownership is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 and includes:

1.	Access Person's spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;
2.	Any family member living in the same household as the Access Person;
3.	Any persons to whom the Access Person provides primary financial support, and either (i) whose financial affairs the Access Person controls, or (ii) for whom the Access Person provides discretionary advisory services;
4.	Any trust or other arrangement of which the Access Person or any member of the Access Person’s immediate family sharing the same household as the Access Person is a beneficiary; and
5.	Any partnership, corporation, or other entity of which the Access Person is a director, officer or partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.
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The Firm utilizes a compliance monitoring system, “gVUE”, which is a comprehensive electronic solution specifically designed to manage and monitor employee compliance activities and retain the associated records.

Upon receipt of this Code, each Access Person will be required to provide a comprehensive list of all personal accounts or holdings to the Chief Compliance Officer on an initial and annual basis per Exhibit 3 attached hereto, or via gVUE, as further described below.

B.	Access Person as Trustee

A Personal Account does not include any account for which an Access Person serves as trustee of a trust for the benefit of (i) a person to whom the Access Person does not provide primary financial support, or (ii) an independent third party.

C.	Other Persons:
1.	Personal Accounts of Other Access Persons. A Personal Account of an Access Person that is managed by another Access Person is considered to be a Personal Account only of the Access Person who has a beneficial ownership in the Personal Account. The account is considered to be a client account with respect to the Access Person managing the Personal Account.
2.	Solicitors/Consultants. Non-employee Solicitors or consultants are not subject to this Code unless the Solicitor/consultant, as part of his/her duties on behalf of the Firm, (i) makes or participates in the making of investment recommendations for the Firm’s clients, or (ii) obtains information on recommended investments for Advisory Clients.
3.	Client Accounts. A client account includes any account managed by the Firm’s investment personnel, which is not a Personal Account.
D.	Rescission

Notwithstanding any prior receipt of approval of a transaction in a Personal Account, the Chief Compliance Officer will review all such transactions and reserves the right to cancel any transaction(s) upon review. The Chief Compliance Officer may determine, for example, that, in order to avoid even the appearance of impropriety, an Access Person’s transaction must be cancelled or any profits gained or losses avoided may be owed to the Advisory Client(s), or other possible remedies, even though all compliance requirements had been met.

V.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES
A.	General

It is the responsibility of each Access Person to ensure that a particular securities transaction being considered for his or her personal account is not subject to a restriction contained in this Code or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions herein. Generally,

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1.	No Access Person may directly or indirectly purchase or sell (long or short) for any personal account any shares of a security that the Access Person knows will be, or currently is being, recommended for purchase or sale or is being purchased or sold for the account of any Advisory Client until such time as all of the Advisory Clients have completed their purchases or sales and after any specified waiting period.
2.	No Access Person may knowingly purchase or sell for any personal account any security, directly or indirectly, in such a way as to adversely affect an Advisory Client’s transactions.
3.	No Access Person may directly or indirectly purchase or sell (long or short) for any Personal Account any shares of a security that is on the Firm’s “Restricted List.” A security generally is placed on the Restricted List when purchased or sold in any Advisory Client account and restricted to be traded in an Access Person’s personal account. The Restricted List will also include securities which some form of research activity has commenced or where there is the potential to receive material non-public information. Securities can be removed from the Restricted List when the Chief Compliance Officer decides that it is highly unlikely that an Advisory Client will transact in the security in the foreseeable future.
4.	No Access Person may use his or her knowledge of Advisory Client transactions to cause any personal account to profit from the market effect of such transactions (or give such information to a third person who may so profit, except to the extent necessary to effectuate such Advisory Client transactions).
5.	No Access Person may purchase any security in an initial public offering (“IPO”) or in a private offering conducted pursuant to Section 4(2) or 4(6) of the Securities Act of 1933 or Regulation D thereunder for any Personal Account without requesting prior approval from the Chief Compliance Officer.
6.	No Access Person may directly or indirectly acquire any beneficial interest in a limited offering without requesting prior approval for the Chief Compliance Officer.
B.	Pre-clearance of Transactions in Personal Accounts

An Access Person must obtain the prior written approval of the Chief Compliance Officer before engaging in any transaction in any security1 in an initial public offering (“IPO”) or in a

1 Under the Advisers Act, a “security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

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private offering conducted pursuant to Section 4(2) or 4(6) of the Securities Act of 1933 or Regulation D (which includes U.S. or offshore private investment funds as well as private equity and venture capital opportunities).

A request for pre-clearance must be made by completing the Pre-Clearance Form via gVUE in advance of the contemplated transaction. A Sample Pre-Clearance Form is attached hereto as Exhibit 2, which is also on gVUE. Any approval given under this paragraph will remain in effect twenty-four hours (24) from when the request was submitted, good-until-cancel trade orders are not permitted. The Chief Compliance Officer is responsible for maintaining a record of all pre-clearance requests. In all cases, the Chief Compliance Officer (who may consult with outside legal counsel or third-party consultants) will determine whether approval should be given. Additionally, the Chief Compliance Officer will have the authority to grant exceptions or waivers if deemed necessary and will be granted on a case-by-case basis if it is not to the detriment of any Advisory Client in any way.

C.	Pre-Clearance Requirements for the Third Lake Partners Alternative Yield Strategy Fund

Employees of the Firm who may have direct or indirect knowledge of trading in the Third Lake Partners Alternative Yield Strategy Fund (the “PAYS”) are subject to additional pre-clearance requirements. The Firm will maintain a list of these individuals (the “PAYS Access Persons”). The PAYS Access Persons identified on this list will be required to pre-clear personal securities transactions in PAYS, any securities held in PAYS, any/or securities considered for a potential investment opportunity (together “PAYS Securities”). These PAYS Securities are included in the Firm’s Restricted List.

D.	Exceptions to the Pre-Clearance Requirement:

The following transactions will be exempt only from the preclearance requirements:

1.	Purchases or sales that are non-volitional on the part of the Access Person such as purchases that are made pursuant to a merger, tender offer or exercise of rights; and
2.	Purchases or sales with respect to securities held in any personal account over which the Access Person has no discretion (i.e. a financial advisor traded account, an investment club, etc.).
VI.	REPORTING REQUIREMENTS

All Access Persons are required to submit to the Chief Compliance Officer the following reports:

A.	Initial Holdings Report

Access Persons are required to provide the Chief Compliance Officer with an Initial Holdings Report within 10 days of the date that such person is hired, or became an Access Person that meets the following requirements:

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1.	The report must disclose all of the Access Person’s current Reportable Securities2 holdings with the following content for each Reportable Security in which the Access Person has any direct or indirect beneficial ownership:
(a)	title and type of reportable security;
(b)	ticker symbol or CUSIP number (as applicable);
(c)	number of shares;
(d)	principal amount of each Reportable Security.
2.	The report must disclose the name of any broker, dealer or bank with which the Access Person maintains a personal account and the date upon which the report was submitted.
3.	Information contained in Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission.
4.	The date upon which the report was submitted.
5.	Access Persons must use the form of Initial Holdings Report contained in Exhibit 3 to this Code, which is also on gVUE.

Please note that an Access Person may submit the form of Initial Holdings Report as shown in Exhibit 3 and meet all requirements above by attaching copies of their statements to the form and signing via gVUE.

B.	Annual Holdings Report

Access Persons must also provide an Annual Holdings Report of all current Reportable Securities holdings no later than 45 days from year-end (the “Annual Holding Certification Date”). For purposes of this Code, the Annual Holdings Certification Date is December 31. From a content perspective, such Annual Holdings Report must comply with the requirements of the initial holdings report. Access Persons should use the form of Annual Holdings Report contained in Exhibit 3 to this Code, which is available via gVUE. Please note that the above requirements can be met by simply attaching year-end statements to the form and signing via gVUE.

C.	Quarterly Transaction Reports

Access Persons must also provide quarterly securities transaction reports for each transaction in a Reportable Security, unless duplicate statements are sent to the Chief Compliance Officer or broker feeds are set up through gVUE; then it’s not required. Any provided quarterly

2 A “Reportable Security” is any type of security except (i) a direct obligation of the U.S. Government (i.e. treasury obligations); (ii) a bankers’ acceptance, bank certificate of deposit, commercial paper and high quality short-term debt instrument, including a repurchase agreement; and (iii) shares issued by a registered, open-end investment company (mutual funds) for which Third Lake does not act as investment adviser or sub-adviser.

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transaction reports must meet the following requirements, or may attach copies of statements to the form in Exhibit 3 and sign via gVUE:

1.	Content Requirements – Quarterly transaction report must include:
²	date of transaction;
²	title of Reportable Security;
²	ticker symbol or CUSIP number of Reportable Security (as applicable);
²	interest rate or maturity rate (if applicable);
²	number of shares;
²	principal amount of Reportable Security;
²	nature of transaction (i.e., purchase or sale);
²	price of Reportable Security at which the transaction was effected;
²	the name of broker, dealer or bank through which the transaction was effected; and
²	the date upon which the Access Person submitted the report.
2.	Timing Requirements. Access Persons must submit a quarterly transaction report no later than 30 days after the end of each quarter.
3.	Access Persons must submit the information via gVUE, which obtains the information identified in Exhibit 3 to this Code.
VII.	EXCEPTIONS FROM REPORTING REQUIREMENTS/ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS

This Section sets forth exceptions from the requirements set forth above. All other requirements will continue to apply to any holding or transaction exempted from reporting pursuant to this Section:

A.	No Quarterly Transaction Report is required to be filed by an Access Person with respect to securities held in any personal account over which the Access Person has no discretion (i.e. a financial advisor traded account, an investment club, etc.);
B.	Additionally, Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although account and statements need to be included on Initial and Annual Holdings Reports);
C.	Quarterly Transaction Reports are not required if the report would duplicate information contained in broker trade confirms or account statements that the Access Person has already provided to the Chief Compliance Officer; provided, that such broker trade confirms or account statements are provided to the Chief Compliance Officer within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

Access Persons that would like to avail themselves of this exemption should:

1.	Ensure that the content of such broker confirms or account statements for any Personal Account meet the content required for Quarterly Transaction Review Reports set forth above; and
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2.	Inform the Chief Compliance Officer that you would like to avail yourself of this compliance option and provide the Chief Compliance Officer with the following for each of your Personal Accounts:
²	name of institution;
²	address of institution;
²	name of contact at institution;
²	Identification numbers for personal accounts held at institution; and
²	name of personal accounts held at institution.
3.	The Chief Compliance Officer will then work with you to arrange for completing and sending the form of letter attached to this Code as Exhibit 4 to the institutions in question.
VIII.	GIFTS, ENTERTAINMENT AND CONTRIBUTIONS

Third Lake is of the view that its employees (and their family members) should not accept (in the context of their business activities for Third Lake) excessive benefits or gifts. Giving and receiving of cash3 is strictly forbidden. Modest gifts and benefits, which would not be regarded by others as improper, may be accepted on an occasional basis. An employee should not accept any gifts or benefits that might influence the decisions that he or she must make in business transactions involving Third Lake, or that others might reasonably believe would influence those decisions. As such, all Employees are required to report all gifts and entertainment in the amount of $250 or higher not previously pre-cleared on a quarterly basis to the CCO. In addition, all Employees must get preclearance from the Chief Compliance Officer of any such benefits or gifts with a value greater than $1,000 from a single person or entity (i.e., if foreign, then US equivalent), irrespective of face value (e.g., a sporting event playoff ticket with a face value of $75 but a reasonably estimated market value of $1,500 would need to be reported). Employees are to report gifts, entertainment and contributions to the Chief Compliance Officer via gVUE, which contains the information provided in Exhibit 5.

This reporting requirement also applies to dining and entertainment which exceeds the aforementioned threshold per person, when any Employee is being entertained by any person or entity doing business with the Firm or an Employee entertains any person(s) who does business with the Firm.

For the avoidance of doubt, if an Employee has a personal relationship with a person or entity doing business with the Firm, any gifts, benefits and entertainment should be reported in all circumstances.

A.	Government Officials

3 Includes cash equivalents such as gift cards or crypto/digital assets.

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No gifts, meals or entertainment of any value may be provided to government officials or their immediate family members by Third Lake or any Employee without the prior written approval of the Chief Compliance Officer.

B.	ERISA Clients

Section 406(b)(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), makes it unlawful for an ERISA plan fiduciary to receive any consideration for their own personal account from any party dealing with such a plan in connection with a transaction involving the assets of the plan. The Department of Labor treats gifts and entertainment as “not substantial” if the annual aggregate value to any single person is less than $250.

C.	Union Personnel

Third Lake is required to complete Department of Labor Form LM-10 when gifts or entertainment to union personnel, including personnel associated with pension plans, exceeds $250.

D.	Chief Compliance Officer Discretion

If the Chief Compliance Officer identifies circumstances where an employee’s receipt of gifts becomes so frequent or extensive so as to raise any question of propriety, the Chief Compliance Officer will review the facts of the situation and may rely upon the advice of legal counsel or third-party consultants. Gifts from third parties that are received by Third Lake as a firm, and not any one individual, are excluded from this policy if under the threshold on a per person basis, unless otherwise deemed excessive by the Chief Compliance Officer (in which case the Chief Compliance Officer may opt to reject the gift(s)).

The Chief Compliance Officer will maintain a log for gifts, meals and entertainment. The Chief Compliance Officer will monitor the log to ensure adherence to this Code and identify the potential for conflicts of interest or the appearance thereof. The Chief Compliance Officer has the authority to determine whether a gift, meal or entertainment is inappropriate and whether it must be returned or repaid.

IX.	OUTSIDE BUSINESS ACTIVITIES

An “Outside Business Activity” includes acting, other than on behalf of Third Lake, as an officer, director, limited or general partner, member of a limited liability company, employee, board member, or consultant of any non-Third Lake entity or organization, or owning, directly or indirectly, any interest in any corporation or other entity, other than in investment company or publicly traded company, not affiliated with Third Lake. Any Outside Business Activities that involve positions outside of Third Lake, such as being an employee of a non-Third Lake employer, or being a member of a Board of Directors or an Advisory Board, are also subject to the Additional Compliance Policy directed to Outside Positions, included here as Exhibit 9.

All Supervised Persons must notify and request approval for all Outside Business Activities in order to determine whether or not such activity may constitute a conflict of interest. Whether a particular Outside Business Activity constitutes a conflict of interest or the appearance thereof

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will vary depending on the circumstances. No Supervised Person may represent Third Lake in any transaction if an Outside Business Activity might compromise or otherwise affect his or her ability to represent Third Lake’s interests fairly and impartially.

If Outside Business Activities take up greater than 10% of a Supervised Person’s time in the aggregate, that Supervised Person may be required to discontinue the activity/(ies) if the time conflict interferes with their duties to Third Lake. Regardless of time commitment, and for the avoidance of doubt, any request for approval of an Outside Business Activity may be withheld in the Chief Compliance Officer or Third Lake’s sole discretion without providing any reason therefor.

Outside Business Activities with which Supervised Persons are involved should be submitted for review and approval by the Chief Compliance Officer by completing the disclosure form attached as Exhibit 7 to the Code via gVUE.

Every Supervised Person is also required to update the Firm annually regarding his or her Outside Business Activities by completing the form in Exhibit 8 via gVUE.

X.	POLTICIAL CONTRIBUTIONS POLICY

In order to comply with Rule 206(4)-5 under the Advisers Act, the Firm has adopted the below policies and procedures relating to political contributions.4 Except where otherwise stated, this policy shall apply to: (i) the Firm; (ii) any general partner, principal or executive officer, or individual with a similar status or function, of the Firm; (iii) any employee of the Firm other than employees performing exclusively clerical or administrative functions, and (iv) any political action committee (“PAC”) controlled by the Firm or any of its Employees (each, a “Covered Person”). This policy also applies to a Covered Person’s Family Members. “Family Member” includes a Covered Person’s spouse or domestic partner, as well as any minor children or other dependents residing in a Covered Person’s home. Any officer, director or employee of an affiliate of the Firm that supervises, directly or indirectly, any employee of the Firm or an affiliate who solicits a Government Entity5 for the Firm is also a Covered Person and therefore subject to the requirements herein.

A.	Political Contributions

4 “Contribution” means any gift, subscription, loan, advance or deposit of money, or anything of value made for: (i) the purpose of influencing any election for federal, state or local office; (ii) payment of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of a successful candidate for state or local office.

5 “Government Entity” means any state or political subdivision of a state, including: (i) any agency, authority, or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority, or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code (the “IRS Code”), or a state general fund; (iii) any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “qualified tuition plan” authorized by section 529 of the IRS Code, a retirement plan authorized by section 403(b) or 457 of the IRS Code, or any similar program or plan; and (iv) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

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“Pay-to-Play” is the practice of making political contributions and related payments to elected officials or candidates in order to influence the awarding of advisory contracts for management (i.e. public pension plans, or other government investment accounts). The SEC has charged investment advisers that engage in pay-to-play practices because such practices compromise a firm’s fiduciary obligation to put client interests first and treat all clients in a fair and equitable manner (no preferential treatment to a single client).

SEC Rule 206(4)-5 prohibits Third Lake from receiving compensation, either directly or indirectly, for providing advisory services to a government client within two (2) years of any contribution made by Third Lake or any of its Covered Persons to an elected official or candidate in a position to influence the investment activities of the government client. The Rule generally applies to state and/or local officials where Third Lake conducts its business activities, and not with respect to federal officials. However, there is a de minimis provision that permits employees to make contributions of up to:

²	$350 per election per candidate where the contributor is entitled to vote, and
²	$150 per election per candidate where the contributor is not entitled to vote without triggering the two-year timeout.

Due to the restrictions put in place by the SEC’s rule, Covered Persons will be required to have all State or local political contributions pre-approved (also applies to PACs) and report all political contributions made in the preceding two year period within ten (10) days upon designation as a Covered Person, and then on an annual basis to the Chief Compliance Officer via gVUE which contains the items in Exhibit 6 in order to effectively monitor any pay-to-play practices.

B.	Marketing to Government Entities

In order to determine if the appropriate filings or registrations are completed timely to any State or local jurisdiction with respect to the Firm marketing to any Government Entities, Employees must pre-clear with the Chief Compliance Officer any solicitation efforts directed to Government Entities. The Chief Compliance Officer will confirm with counsel or third-party consultants that all relevant documentation and registration requirements have been completed for such jurisdiction.

C.	New Government Entity Clients or Investors

In advance of admitting a Government Entity as a client, the Chief Compliance Officer shall review records of Contributions made within two years of the date of the client’s admission or acceptance to determine whether any Contributions have been made to any official of the Government Entity.

D.	Indirect Contributions

Firm personnel should be aware that Pay-to-Play also prohibits the Firm and its Covered Persons from doing anything indirectly which, if done directly, would result in a violation of the rule and this policy. Firm personnel should be mindful of these provisions and should be aware that soliciting a person, such as a family member or friend, to make a Contribution may

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also be a violation of the rule and this policy. Similarly, contributions made to an entity that will use the funds to support a candidate for office of a Government Entity could be a violation of this policy and the rule. Further, use of firm resources (such as office space, telephones, etc.) in connection with volunteer activities could be a violation as well. Firm personnel should consult the Chief Compliance Officer if they have any questions about whether a contribution, payment or activity would be prohibited or restricted by this policy or the rule.

E.	Firm Contributions

Firm funds or gifts may not be furnished, directly or indirectly, to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Firm. Such conduct is illegal and may violate federal and state criminal laws. Assistance or entertainment provided to any government office should never, in form or substance, compromise the Firm’s arms-length business relationship with the government agency or official involved.

F.	Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. The Firm and its Employees must comply with the spirit and the letter of the FCPA at all times. Accordingly, before the Firm retains any agent or intermediary who may be involved in soliciting a potential investment from, or other transaction with, a foreign government or government entity, written approval must be obtained in advance from the Chief Compliance Officer.

G.	Third Party Solicitor Ban

Neither Third Lake nor any of its Covered Persons may provide or agree to provide, directly or indirectly, payment to any third party to solicit government clients for the Firm unless such person is a regulated person.

H.	New Covered Person (Look Back Provision)
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The two year “time out” period as defined in this section X.A also applies to political contributions made by a person within: (i) two years of becoming a Covered Person if the Covered Person solicits Advisory Clients upon becoming a Covered Person; or (ii) six months if he or she does not solicit Advisory Clients for the Firm.

XI.	ELECTRONIC COMMUNICATIONS AND SOCIAL NETWORKING
A.	Electronic Communications

It is the Firm’s policy that all firm communications, including communications with Advisory Clients and Investors, will always be professional in nature. In addition, employees are expected to comply with the policies listed below.

1.	All Firm and Advisory Client or Investor related electronic communications must be on the Firm’s systems and the use of personal email addresses and other personal electronic communications for Firm, Advisory Client or investor communication is prohibited.
2.	If a form of communication lacks a retention method, then it is prohibited from use by the Firm to conduct business or to communicate with Advisory Clients or investors.
3.	Emails and any other electronic communications relating to the Firm’s advisory services will be maintained and monitored by the Chief Compliance Officer on a periodic basis through the sampling of emails and any other electronic communications.
B.	Social Networking

Employees are prohibited from discussing or conducting the Firm’s business in chat rooms, blogs, wikis, list serves and other web-enabled links, social networking sites (i.e., LinkedIn, Facebook, X, etc.) and in any other online media. These sites are allowed for personal networking and may not be used for any business-related purposes. The following guidelines must be followed:

1.	The site must be used solely for personal networking and not for soliciting Advisory Clients or investors, or for conducting Firm business.
2.	All information listed on the site must be limited to factual data, limited to your name, title, and contact information and may not contain any other information about Third Lake.
3.	Employees cannot put any marketing content on the site.
4.	Employees may not provide or receive a recommendation or referral to or from any Advisory Client or investor on the site with respect to the investment management services provided by Third Lake.
5.	Employees may not use the email or messaging function on any site to conduct business or to solicit or communicate with Advisory Clients or investors.
XII.	WHISTLEBLOWER AND ANTI-RETALIATION POLICY
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Third Lake has adopted this Code which requires its personnel to observe high standards of business and personal ethics in the conduct of their duties and responsibilities. It is the responsibility of all personnel to comply with this Code and to report violations or suspected violations in accordance with the “Whistleblower Policy.”

A.	Reporting Violations

If you know of or suspect a violation of applicable laws or regulations, the Code, or any of the Firm’s related policies, you must immediately report that information to the Chief Compliance Officer

Alleged misconduct includes, but is not limited to:

²	Allegations of breach of confidentiality
²	Theft
²	Fraud
²	Misappropriation or misuse of funds or securities
²	Forgery
²	Unsuitable investments
²	Misrepresentation
²	Unauthorized trading
²	Other inappropriate financial dealings

Nothing in this Code prohibits an employee from making a good faith report of a suspected violation of the securities laws to the appropriate regulatory authority.

B.	Investigations of Suspected Violations

All reported violations will be promptly investigated by the Chief Compliance Officer. The Chief Compliance Officer will document the investigation and any remedial actions taken. Reports of violations or suspected violations will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

C.	Anti- Retaliation

No director, officer or employee or other personnel who in good faith reports a violation shall suffer harassment, retaliation or adverse employment consequences. An employee who retaliates against a person who has reported a violation in good faith is subject to discipline up to and including termination of employment.

XIII.	OVERSIGHT OF CODE OF ETHICS
A.	Reporting

Any situation that may involve a conflict of interest or other possible violation of this Code must be promptly reported to the Chief Compliance Officer. All employees are required to promptly report any violation of this Code of which they become aware to the Chief Compliance Officer. If the person who is possibly violating this Code of Ethics is the Chief Compliance Officer, the employee must report the potential infraction to the Chief of Staff or

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other Principal. Third Lake expects Employees who violate this Code to report their own violations, even if the violation is inadvertent or of a technical nature.

B.	Review of Transactions, Holdings, Certifications, Pre-clearance Requests and Other Required Reported Items

Each Access Person's transactions in his/her Personal Accounts will be reviewed quarterly and his/her holdings will be reviewed annually by the Chief Compliance Officer or designee and compared to transactions entered into by Third Lake on behalf of Advisory Clients. Any transactions or holdings that are believed to be a violation of this Code of Ethics will be reported promptly to the Chief Compliance Officer who must report them to the executive management. The Chief Compliance Officer’s transactions will be reviewed quarterly and his holdings will be reviewed annually by the Chief of Staff or designee.

The Chief Compliance Officer or designee is also responsible for reviewing and/or approving all certifications, pre-clearance requests and all other required reported items promptly after submitted by the employee. The Chief of Staff or other Principal is responsible for reviewing and/or approving all certifications, pre-clearance requests and all other required reported items submitted by the Chief Compliance Officer promptly after submitted by the Chief Compliance Officer.

XIV.	CONFIDENTIALITY

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

XV.	DISTRIBUTION AND ACKNOWLEDGMENT

Third Lake is required to provide all Access Persons with a copy of this Code. All Access Persons are then required to provide Third Lake with a written acknowledgment of his or her receipt of this Code and any amendments via gVUE, which contains the provisions in Exhibit 1.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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CODE OF ETHICS | ACKNOWLEDGEMENT

(Initial applicable acknowledgement. If you are a new Employee, initial both sections.)

_____ 1. I hereby acknowledge receipt of the most recent amendment to the Code of Ethics dated ____________________________.

_____ 2. Annual Acknowledgement

I have read and understand the Code of Ethics. I agree to comply in all respects with all policies and procedures contained therein and hereby certify that I have to date complied with such procedures except for [check one box]:

[_] None [_] See detail attached.

I also certify that: (i) all my personal securities transactions will be effected in compliance with the requirements of the Code of Ethics; and (ii) I have instructed all brokerage or other firms where I maintain an investment account to supply duplicate copies of my confirmations and monthly and quarterly account statements to the Chief Compliance Officer.

[_] (check if not applicable)

I also certify that I have never been found civilly liable for, nor criminally guilty of, insider trading and that no legal proceedings alleging that I have violated the law on insider trading are now pending or, to my knowledge, threatened by any person or authority.

Date: _________________	________________________
(Signature)

COMPLIANCE RECEIPT:	________________________
(Print Name)

______________________

Name: _______________

Date: _________________

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PRE-CLEARANCE FORM FOR TRANSACTIONS IN PERSONAL ACCOUNTS OF ACCESS PERSONS

Access Persons must complete this Pre-clearance Form prior to engaging in certain personal transactions as set forth in the Code of Ethics. Access Persons should complete Sections (1), (2), (3), (4), (5) and (6) below and submit this pre-clearance form to the Chief Compliance Officer. Section (7) will be completed by the Chief Compliance Officer.

(1)       Reason for Pre-Clearance Request

The Access Person is submitting this pre-clearance request because proposed investment is (check all that apply – more than one may apply):

_____ Proposed	purchase or sale involves a limited offering (i.e., private placement, restricted stock, etc.)
_____	Proposed transaction involves an Initial Public Offering (IPO)

_____ Other investment or sale that Access Persons are required to be pre-clear

(2)       Investment Information

Name of Issuer and Ticker (if applicable): ____________________________________

CUSIP Number (if applicable): ____________________

The Issuer can best be characterized as (please check one):

[_] Common Stock [_] Restricted Stock

[_] Preferred Stock [_] Private Placement

[_] Corporate [_] ETFs/Closed-End Funds

[_] Government Debt (non-Federal) [_] Other: ___________

(3)       Transaction Information

Transaction involves a (check one): [_] Buy [_] Sell [_] Short Sell

Estimated Trade Date: _______________

Quantity: _________________________

Estimated Price: ____________________

Broker/Dealer (if any): _____________________

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Name of Institution/Entity where account is held that will be used for the requested securities transaction: __________________________

Account No. used for securities transaction: _____________________________

(4)       Conflict of Interest Information

Access Persons should provide any additional factors that they believe are relevant to a conflict of interest analysis (if any):

_______________________________________________________________________________________

_______________________________________________________________________________________

_______________________________________________________________________________________

(5)       Evaluation of Advisory Client Conflicts

The investment is not currently held by or under consideration for purchase or disposition by any Advisory Client.

Initials of Access Person Date

If the above listed investment is not currently held by or under consideration for any Advisory Client and the investment is of limited availability, indicate the primary reason(s) why you believe it is not an appropriate investment for such Advisory Clients.

___ Investment is too risky

___       Advisory Client is already fully exposed to issuer or industry

___ Investment	by the Advisory Client would cause it to exceed or violate its investment policies

___       Insufficient available or unfavorable information about the issuer

___       Other: __________________________________

Initials of Access Person _____ Date ________________

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(6)       Representation and Signature

By executing this form, I represent that my trading in this investment is not based on any material non-public information. I understand that pre-clearance will only be in effect for 24 hours from the date of the Chief Compliance Officer's signature.

_____________________________
Access Person’s Name (please print)

_____________________________	________________________
Access Person’s Signature	Date

(7)       Disposition of Pre-Clearance Request

[_]Request Approved [_] Request Denied

_____________________________	________________________
Chief Compliance Officer	Date

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PERSONAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person: ____________________________

Check ONE of the following boxes:

[_]	This is my INITIAL Holdings Report, date of submission: _______________
[_]	I have elected not to have duplicate statements sent to the Chief Compliance Officer, attached is my QUARTERLY Transaction Report for the quarter ending: _______________
[_]	This is my ANNUAL Holdings Report for the year ending _______________

The following sets forth all of my and related persons’ (i.e. includes spouses, minor children, other family members living in your household, any accounts you have control/trading authority of or the beneficiary of) Personal Accounts and investments. I have also attached to this form my most current statements listing all account holdings and quarterly transactions for the period stated above.

Name on Account	Relation to Access Person	Type of Account / Investment	Account Number	Broker/Dealer or Bank where Account is Held

OR [_] No personal holdings and/or transactions to report.

By signing below, the undersigned Access Person confirms that he/she has complied with this Code of Ethics, all Personal Accounts have been disclosed and transactions effected in accordance with the personal trading policy set herein; and further certifies that all information contained in this report is true and correct as of _______________.

_________________________________________

Signature

COMPLIANCE RECEIPT:

____________________________________

Name:

Title:

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SAMPLE BROKER LETTER

[INSERT DATE]

[INSERT NAME OF BROKER]

[INSERT ADDRESS]

Re: [NAME OF EMPLOYEE]/Account No(s). [_______]

To Whom This May Concern:

As the Chief Compliance Officer for Third Lake Partners, LLC, I am aware that [NAME OF BROKER] executes and clears transactions for the purchase or sale of securities for the account of [NAME OF EMPLOYEE] (the “Employee”).

In accordance with our compliance procedures, I hereby request that duplicate copies of all trade confirmation statements and monthly account statements with respect to the above-referenced account(s) held by our Employee be sent to my attention at the following address:

Third Lake Partners, LLC

1600 E 8th Avenue, Suite A-132

Tampa, FL 33605

Attn: Chief Compliance Officer

Please feel free to call me at 813-497-8100 should you have any questions.

Best Regards,

___________________________

Name:
Title:

I hereby authorize [NAME OF BROKER] or its representatives to send duplicate copies of all trade confirmation statements and monthly account statements with respect to my account(s) held with [NAME OF BROKER] to my employer at the above-listed address.

________________________________

Signature of Employee

_______________________________
Name:

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NOTIFICATION OF BENEFITS/GIFTS AND ENTERTAINMENTGIVEN OR RECEIVED IN EXCESS OF $250 AND

PREAPPROVAL OF BENEFITS/GIFTS AND ENTERTAINMENT GIVEN OR RECEIVED IN EXCESS OF $1,000

Instructions: All benefits and/or gifts and entertainment greater than $250 in value to be given or received must be reported to the Chief Compliance Officer (pursuant to the guidelines provided herein). In addition, all benefits and/or gifts and entertainment in excess of $1,000 must be precleared by the Chief Compliance Officer. Accordingly, complete this form as applicable and provide an executed copy of the completed form to the Chief Compliance Officer.

____________________________________________________________________________

Employee Giving or Receiving Gift or Entertainment

____________________________________________________________________________

Third Party Involved

____________________________________________________________________________

Name of Advisory Client(s) Involved

____________________________________________________________________________

Date Gift or Entertainment Given or Received

____________________________________________________________________________

Identify Gift/Entertainment and Estimate Value

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

___________________	_________________________
(Date)	(Signature)

_________________________
(Print Name)

COMPLIANCE RECEIPT/ACKNOWLEDGEMENT/APPROVAL:

_________________________
Name:
Date: ____________________

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THIRD LAKE PARTNERS, LLC

DISCLOSURE AND PRE-APPROVAL OF POLITICAL CONTRIBUTIONS

To ensure compliance with applicable state and local “pay-to-play” laws governing political contributions and Rule 206(4)-5 under the Investment Advisers Act of 1940, as amended, please list below any contributions made by you, your spouse/civil union partner, dependent and/or minor children, any political action committee established or controlled by any of the foregoing individuals, or any tax-exempt organization established or controlled by any of the foregoing individuals, for the past quarter-end to any “Covered Recipient,” as defined below:

“Covered Recipients” are:	“Covered Recipients” are not:
Candidates for state or local office	Candidates for federal office who do not hold state or local office (e.g., an incumbent or an executive running for Congress)
Candidates for federal office who currently hold state or local office (e.g., a Governor running for U.S. Senate)
PACs that are registered at the state or local level (even if they are also registered at the federal level)	Federally-registered PACs that are not registered at the state or local level
State and local political party committees, including both the state and federal accounts of state party committees (i.e., all party committees other than the RNC, DNC, NRCC, DCCC, NRSC, and DSCC)	National political party committees (RNC, DNC, NRCC, DCCC, NRSC, and DSCC)

Name of Contributor	Relationship to You	Name of Covered Recipient (and office sought, if applicable)	Public office held by Covered Recipient at time of contribution (if applicable)	State or Locality of Covered Recipient	Date and Amount of Contribution

Signed:      _______________________________________    Date:  ______________________

Print Name:      ___________________________________    Title:  __________________________

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THIRD LAKE PARTNERS, LLC

OUTSIDE BUSINESS ACTIVITY PRE-CLEARANCE

All Supervised Persons must obtain written approval before engaging in investment-related outside business activity or an outside business activity for which a supervised person receives a financial benefit (which includes acting, other than on behalf Third Lake, as an officer, director, limited or general partner, member of a limited liability company, employee, or consultant of any non-Third Lake entity or organization).

Employee Name:________________________________________________________________________

Entity Information

Name of Entity:_________________________________________________________________

Nature of its Business or Activities: ________________________________________________

Type of Legal Entity:______________________________________________________________

Address:________________________________________________________________________

Owners / Principals / Affiliations:

Entity Status:

[_] Publicly Traded [_] Private [_] Non-Profit

To the best of your knowledge, does the entity or any of its affiliates conduct or plan to conduct business with Third Lake?

[_] Yes [_] No

To the best of your knowledge, has the entity or anyone associated with the company been the subject of a disciplinary proceeding issued by a securities regulatory authority, or been found guilty of a criminal offense, within the last ten years?

[_] Yes [_] No

If Yes, please explain:

Description of Outside Business Activity

What is the nature of your proposed involvement?

[_]       Officer

[_]       Director

[_]       Investor

[_]       Consultant/Advisor

[_]       Employee

[_]       Promoter

[_]       Volunteer

[_]       Ownership

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[_] Other

Please explain the exact nature of your activities, duties, and responsibilities and please describe in detail any financial or investment advisory or decision-making role that you may have in the entity or organization:

_____________________________________________________________________________________

_____________________________________________________________________________________

Please describe the time commitment required for this activity (hours per week/month) you intend to engage in this activity:

_____________________________________________________________________________________

_____________________________________________________________________________________

_____________________________________________________________________________________

Will the proposed activity enable you to exert control over a publicly or privately held company, either directly or indirectly?

[_] Yes [_] No

If Yes, please explain: ___________________________________________________

_________________________________________________________________________

To the best of your knowledge, will your participation in the outside activity conflict with or compromise your ability to carry out your duties at Third Lake or restrict or otherwise have any negative impact on the activities of Third Lake?

[_] Yes [_] No

If Yes, please explain:

___________________________________________________

_________________________________________________________________________

Will you be required to participate in the outside activity during normal Third Lake business hours?

[_] Yes [_] No

If Yes, please explain:

___________________________________________________

_________________________________________________________________________

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Will you receive compensation from the outside activity including, but not limited to, selling commissions, finder’s fees, or salary?

[_] Yes [_] No

If Yes, please explain the nature of such compensation:__________________________

_________________________________________________________________________

If you will serve as an officer or director, will the entity carry officer’s/director’s liability insurance for you?

[_] Yes [_] No

___________________________	___________________________
Signature	Date

___________________________	___________________________
Name	Title

DISPOSITION OF OUTSIDE BUSINESS ACTIVITY DISCLOSURE

Outside business activity approved?:

[_] Yes [_] No

In the case of denial, please consult the Chief Compliance Officer for details.

______________________________

Signature

______________________________

Date Received

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THIRD LAKE PARTNERS, LLC

ANNUAL OUTSIDE BUSINESS ACTIVITY DISCLOSURE

Supervised Persons are required to update the Firm annually regarding all of his or her Outside Business Activities (which includes acting, other than on behalf of Third Lake, as an officer, director, limited or general partner, member of a limited liability company, employee, board member, or consultant of any non-Third Lake entity or organization) and any personal contacts with insiders of publicly-traded companies.

Employee Name: ________________________________________________________

Description of Outside Business Activities

Please list all Outside Business Activities in which you are currently engaged and provide information regarding your specific activities, duties, responsibilities, and time commitment:

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

To the best of your knowledge, do any of the entities listed or any of their affiliates conduct or plan to conduct business with Third Lake?

[_] Yes [_] No

To the best of your knowledge, have any of the entities listed or anyone associated with such entities been the subject of a disciplinary proceeding issued by a securities regulatory authority, or been found guilty of a criminal offense, within the last ten years?

[_] Yes [_] No

To the best of your knowledge, does your participation in any Outside Business Activity conflict with or compromise your ability to carry out your duties at Third Lake or restrict or otherwise have any negative impact on the activities of Third Lake?

[_] Yes [_] No

Do you receive compensation from any Outside Business Activity including, but not limited to, selling commissions, finder’s fees, or salary?

[_] Yes [_] No

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If you answered “Yes” to any of the questions above, please explain and provide additional detail:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

If you serve as an officer or director of any entity listed, does the entity carry officer’s or director’s liability insurance for you?

[_] Yes [_] No

Relationships with Insiders of Publicly Traded Companies

Over the prior twelve (12) months, to the best of your knowledge, please list any personal contacts with insiders of publicly traded companies that have the potential to cause or to appear to cause a conflict of interest for you and/or Third Lake:

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

___________________________	___________________________
Signature	Date

___________________________	___________________________
Name	Title
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THIRD LAKE PARTNERS, LLC

ADDITIONAL COMPLIANCE POLICY – OUTSIDE POSITIONS

Purpose

The purpose of this Additional Compliance Policy (this “Policy”) is to help Third Lake Partners, LLC’s (“Third Lake”) access persons preserve Third Lake’s reputation and integrity and not use or otherwise provide confidential information regarding Third Lake to any other third party with whom an access person is associated or affiliated in any capacity (and vice versa). This Policy is hereby made a part of and incorporated into Third Lake’s other policies and procedures.

Whom Does the Policy Cover?

This Policy covers all Third Lake’s access persons who participate or are involved in positions outside of Third Lake (such as being an employee with a non-Third Lake employer or being a member of a Board of Directors or an advisory board) from which such access person may have access to confidential and/or nonpublic investment and other information in such capacity (each, an “Outside Position”) and the accompanying employer, sponsor, organization, association or similar person or entity is referred to as the “Third Party”.

Duty for Pre-Approval for Outside Positions

Any access person of Third Lake must seek pre-approval from Third Lake in order to participate (directly or indirectly) in any Outside Position with a Third Party, which approval may be withheld in Third Lake’s sole discretion without providing any reason therefor.

Requirements for Access Persons

Any access person that is also participating in any Outside Position must act with the utmost integrity and not share any confidential information of Third Lake’s with the Third Party. To the extent the access person does have access to a Third Party’s confidential information (including trading or investment information), such access person must not share such information with Third Lake or any of its employees or affiliates and must recuse itself from any investment decisions to be made by Third Lake for and on behalf of its clients that involves confidential information that such access person is privy to by virtue of his or her Outside Position.

Additionally, access persons are strictly forbidden from using confidential information of Third Lake to inform policy or investment decisions for a Third Party (and vice versa) or use confidential information of Third Lake or a Third Party for their own personal benefit. This Policy applies to all Third Lake access persons, as well as, in accordance with Third Lake personal trading policies, with related accounts including any transactions in any securities by family members, trusts, or corporations, directly or indirectly controlled by such persons.

Other Safeguards

An access person holding an Outside Position shall take such customary steps to safe guard Third Lake confidential information and Third Party confidential information – these include discussing confidential

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information only in a confidential, non-public setting; not using a Third Lake device or system (such as Third Lake email, Third Lake cell phones, etc.) for the Outside Position including the Third Party confidential information or otherwise electronically storing items related to the Outside Position including Third Party confidential information on Third Lake systems (and, in both cases, vice versa); keep hard copies securely (including in locked cabinets or behind locked doors, as necessary or appropriate); not leaving confidential information at a communal printer or copier or where it can be seen in the access person’s workspace; and if the access person has a question or is unsure of a particular situation, to discuss the matter with Third Lake’s Chief Compliance Officer or the Third Party’s compliance personnel or consultant or general counsel (or equivalent), as applicable.

Breach

If an access person breaches his or her duty of confidentiality by disclosing confidential information of Third Lake to a Third Party (or vice versa), or believes that a breach has otherwise occurred (e.g., due to a cybersecurity attack), such access person must immediately report this to Third Lake’s Chief Compliance Officer.

Risks

In developing this Policy, Third Lake considered the material risks associated with an access person serving in an Outside Position. This analysis includes risks such as:

  Access persons placing trades in personal and/or Third Lake client accounts based on a Third Party’s confidential information.
  Access persons passing confidential information on to others.
  Access persons using a Third Party’s confidential information in making and/or participating in investment decisions for Third Lake clients.

Third Lake has established this Policy to mitigate these risks. This Policy is in addition to any policies, procedures and applicable law that is applicable to such Outside Position, with which the access person hereby agrees to comply.

Penalties for Disclosing Confidential Information

Any access person in violation of this Policy faces suspension or termination of employment and/or affiliation with Third Lake and may face other penalties then determined by Third Lake in its sole discretion.